As filed with the Securities and Exchange Commission on December 5, 2001
                                                            Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933


                             PLAYTEX PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       51-0312772
(State or other jurisdiction of                         (IRS Employer
  incorporation or organization)                        Identification No.)

                              300 Nyala Farms Road
                           Westport, Connecticut 06880
               (Address of Principal Executive Offices) (Zip Code)

           PLAYTEX 1994 STOCK OPTION PLAN FOR DIRECTORS AND EXECUTIVE
                   AND KEY EMPLOYEES OF PLAYTEX PRODUCTS, INC.
                            (Full titles of the Plan)

                            Paul E. Yestrumskas, Esq.
                  Vice President, General Counsel and Secretary
                             Playtex Products, Inc.
                              300 Nyala Farms Road
                           Westport, Connecticut 06880
                                 (203) 341-4000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
    Title of Each Class of         Amount to be        Proposed Maximum Offering     Proposed Maximum Aggregate       Amount of
 Securities to be Registered        Registered            Price Per Share (1)            Offering Price (1)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01         2,000,000 (2)             $9.94                      $19,880,000                   $4,752
per share
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price was determined by averaging the high and low prices of the Common Stock, $.01 per share par value ("Common Stock"), of Playtex Products, Inc. ("PYX") as reported by the New York Stock Exchange on November 28, 2001.

(2) Plus such additional shares of Common Stock as may be issuable pursuant to adjustments, as provided in the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc., for stock dividends, splits, combinations or other changes or recapitalizations or similar transactions.

================================================================================

         The contents of (i) the Registration Statement on Form S-8 (File No. 333-32114) previously filed by Playtex Products, Inc. with the Securities and Exchange Commission on March 10, 2000 (ii) the Registration Statement on Form S-8 (File No. 333-48461) previously filed by Playtex Products, Inc. with the Securities and Exchange Commission on March 23, 1998 and (iii) the Registration Statement on Form S-8 (File No. 333-31703) previously filed by Playtex Products, Inc., with the Securities and Exchange Commission on July 21, 1997, are hereby incorporated by reference in this Registration Statement. Also incorporated by reference and previously filed with the Securities and Exchange Commission is the Playtex Products, Inc. Annual Report on Form 10-K for the year ended December 30, 2000 and the quarterly reports filed on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001. All other documents filed by Playtex Products, Inc. with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934,as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. This Registration Statement is being filed for the sole purpose of increasing the number of shares registered under the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc. by 2,000,000 shares.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on December 5, 2001.


                              PLAYTEX PRODUCTS, INC.
                              (Registrant)

                              By:  /s/ Paul E. Yestrumskas
                                   --------------------------------------------
                                   Paul E. Yestrumskas
                                   Vice President, General Counsel and Secretary


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints each of Glenn A. Forbes and Paul E. Yestrumskas his true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----
/s/  Robert b. Haas             Chairman of the Board and Director      December 5, 2001
-----------------------------
     Robert B. Haas


/s/  Michael R. Gallagher       Chief Executive Officer (Principal      December 5, 2001
-----------------------------   Executive Officer) and Director
     Michael R. Gallagher


/s/  Glenn A. Forbes            Executive Vice President and Chief      December 5, 2001
-----------------------------   Financial Officer (Principal Financial
     Glenn A. Forbes            and Accounting Officer) and Director


/s/  Richard C. Blum            Director                                December 5, 2001
-----------------------------
     Richard C. Blum


/s/  Michael R. Eisenson        Director                                December 5, 2001
-----------------------------
     Michael R. Eisenson


/s/  R. Jeffrey Harris          Director                                December 5, 2001
-----------------------------
     R. Jeffrey Harris


/s/  C. Ann Merrifield          Director                                December 5, 2001
-----------------------------
     C. Ann Merrifield


/s/  Susan Nowakowski           Director                                December 5, 2001
-----------------------------
     Susan Nowakowski


/s/  John C. Walker             Director                                December 5, 2001
-----------------------------
     John C. Walker


/s/  Wyche H. Walton            Director                                December 5, 2001
-----------------------------
     Wyche H. Walton


/s/  Douglas D. Wheat           Director                                December 5, 2001
-----------------------------
     Douglas D. Wheat

                                INDEX TO EXHIBITS


EXHIBITS
--------

5        --       Opinion of counsel to the Company, regarding the legality of the Common Stock being registered.

23.1     --       Consent of KPMG LLP (Independent Accountants)

23.2     --       Consent of counsel (included in Exhibit 5).

24       --       Power of Attorney (included in the signature page to this
                  registration statement).